SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K


                    Current Report Pursuant
                 to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Earliest Event Reported:  June 9, 1995


                         BRUNO'S, INC.
     (Exact Name of Registrant as Specified in its Charter)


                             Alabama
         (State or Other Jurisdiction of Incorporation)


          0-6544                       63-0411801
(Commission File Number)    (I.R.S. Employer Identification No.)


                     800 Lakeshore Parkway
                    Birmingham, Alabama 35211
        (Address of Principal Executive Offices/Zip Code)

                         (205) 940-9400
                 (Registrant's Telephone Number)

Item 5.  Other Events.

     As previously reported in the Company's Current Report on Form 8-K, dated April 27, 1995, the Company entered into an Agreement and Plan of Merger, dated as of April 20, 1995, and amended as of May 18, 1995, pursuant to which Crimson Acquisition Corp., a subsidiary of BI Associates, L.P., a partnership organized by Kohlberg Kravis Roberts & Co., will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). The Employment Continuity Agreements and 1994 Employment and Deferred Compensation Agreements of the executive officers of the Company, dated July 22, 1994, and previously filed with the SEC, have been amended by amendments dated June 9, 1995. The registrant deems these amendments to be of importance to the security holders, and the amendments are attached hereto and filed as a part of this report.



Item 7.  Financial Statements and Exhibits.

     Exhibits.

          10.1      Amendment to 1994 Employment and
     Deferred Compensation Agreement dated June 9, 1995, by and between the Company and Ronald G. Bruno.

          10.2      Amendment to 1994 Employment and Deferred
     Compensation Agreement dated June 9, 1995, by and between the Company and Paul F. Garrison.

          10.3      Amendment to 1994 Employment and Deferred
     Compensation Agreement dated June 9, 1995, by and between the Company and Glenn J. Griffin.

          10.4      Amendment to 1994 Employment and Deferred
     Compensation Agreement dated June 9, 1995, by and between the Company and Kenneth Bruno.

          10.5      Amendment to 1994 Employment and Deferred
     Compensation Agreement dated June 9, 1995, by and between the Company and R. Michael Conley.

          10.6 Amendment to Employment Continuity Agreement dated June 9, 1995, by and between the Company and Ronald G.
     Bruno.

          10.7 Amendment to Employment Continuity Agreement dated June 9, 1995, by and between the Company and Paul F.
     Garrison.

          10.8 Amendment to Employment Continuity Agreement dated June 9, 1995, by and between the Company and Glenn J.
     Griffin.

          10.9 Amendment to Employment Continuity Agreement dated June 9, 1995, by and between the Company and Kenneth
     Bruno.

          10.10 Amendment to Employment Continuity Agreement dated June 9, 1995, by and between the Company and R.
     Michael Conley.

                            Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: June 22, 1995

                              BRUNO'S, INC.


                              By: /s/ Ronald G. Bruno
                                  -------------------------
                                  Ronald G. Bruno, Chief
                                  Executive Officer and
                                  Chairman of the Board